Exhibit 99.1

7100 Holladay Tyler Road, Suite 300 • Glenn Dale, Maryland 20769 • Tel: 301-352-8800 • Fax: 301-352-8818

TVI Corporation Announces Fourth Quarter

and Year End 2005 Financial Results

Revenues and Net Income Increase Sequentially;

Improved Spending Environment in Surge Capacity and Infection Control

GLENN DALE, MD – February 22, 2006 – TVI Corporation (NASDAQ: TVIN), a global supplier of rapidly deployable first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies, today announced its financial results for the fourth quarter ended December 31, 2005.

Fourth-Quarter 2005 Results

•	Revenue was $9.3 million compared with $7.0 million in the third quarter of 2005 and $9.8 million for the fourth quarter of 2004.

•	Gross profit margins were 50.6% in the fourth quarter of 2005 compared with 57.1% in the third quarter of 2005 and 52.3% in the fourth quarter of 2004. Gross profit margins for full year 2005 were 53.2% compared with 50.7% for 2004.

•	Operating margins were 22.2% in the fourth quarter of 2005 versus 25.7% in the third quarter of 2005 and 27.5% in the fourth quarter of 2004.

•	Operating income was $2.1 million compared with $1.8 million in the third quarter of 2005 and $2.7 million for the fourth quarter of 2004.

•	Net income was $1.4 million, or $0.04 per diluted share, compared with $1.0 million, or $0.03 per diluted share, reported for the third quarter of 2005, and $1.6 million, or $0.05 per diluted share, reported for the fourth quarter of 2004.

•	Cash and short-term investments totaled $6.7 million at December 31, 2005 compared with $13.0 million at December 31, 2004, primarily as a result of TVI’s acquisition of SafetyTech™ International, Inc. in November 2005.

Comments on Fourth-Quarter Results

“Spending within our target markets rebounded from the third quarter slowdown,” said Richard V. Priddy, TVI Corporation’s President and Chief Executive Officer. “As the fourth quarter progressed, the focus of the first responder market returned to emergency preparedness, particularly in the aftermath of the hurricane response and the challenges at FEMA. Activity levels across our target markets were high in the fourth quarter, driving an increase in our backlog. Our business benefited from our broad array of specialized offerings. In particular, heightened concerns over the threat of bird flu sparked greater market interest in our surge capacity, infection control and patient isolation systems. For 2006, we are anticipating a significant shift in spending to these areas.

“Our fourth-quarter performance also was supported by contributions from SafetyTech International, a leading designer and manufacturer of Powered Air Purifying Respirators (PAPRs) that we acquired in November 2005,” Priddy said. “The integration of SafetyTech is running smoothly and ahead of schedule. One of the primary reasons for acquiring SafetyTech is its ability to increase our recurring revenue stream and further strengthen our position in the first responder and military markets. SafetyTech is already delivering on that promise. We recently announced that its PAPRs will be a key component of a new firefighting respiratory protection system that MSA is providing the U.S. Air Force under a five-year contract. In addition, SafetyTech has several promising next-generation products that are currently under National Institute for Occupational Safety and Health (NIOSH) review.”

“The acquisition of SafetyTech also complements our filter canister plant,” Priddy said. “While we remain in the test cycle for NIOSH approval of our canisters, we have allocated staff and resources to the filter plant in order to ramp up production quickly. Interest in our filter canister operation is high in the respirator community. We remain in discussions with potential OEMs and have verbal commitments from several to submit orders, pending NIOSH approval. We continue to expect that our filter canister line will make a revenue contribution later in 2006.”

Business Outlook

“Based on the level of activity we are experiencing, we believe that TVI is in a favorable position for profitable growth in 2006,” Priddy said. “Our diversification strategy is working. While decontamination products continue to account for the bulk of our revenue, our latest generation of surge capacity, infection control and patient isolation systems are gaining momentum. Our line of thermal products, including IRAMs, continues to perform well as we pursue various applications of the technology. The addition of SafetyTech also provides an opportunity for us to generate recurring revenue in both the military and industrial markets for PAPRs.

“We enter 2006 with significantly enhanced distribution capabilities,” said Priddy. “During the past year, we expanded our channel through the addition of several industry leading distributors, including W.W. Grainger Inc. and Cardinal Healthcare. Both of these organizations have extensive distribution reach and have built solid reputations in their respective marketplaces. We believe TVI will benefit over the long-term by aligning our Company with these proven industry leaders.”

Priddy concluded, “We are encouraged by the trends in demand we are seeing both domestically and especially overseas in the disaster preparedness, first responder and military markets. The bird flu crisis and the potential for a global pandemic scenario, as well as the ongoing threat of bio-terrorism, are beginning to spark action among the first responder and healthcare communities. As a result, our pipeline of pending new business proposals is strong. The challenging spending environment we experienced throughout much of 2005 is slowly improving and we believe that our target markets remain well-funded.”

Conference Call Information

Richard V. Priddy, TVI Corporation’s President and CEO, and George J. Roberts, Senior Vice President and CFO, will host a conference call today at 10:00 a.m. ET. To participate in the call please dial (888) 349-5690 or (706) 643-3945 and reference conference ID 4296547. To listen to the live webcast, visit the Company’s website at www.tvicorp.com prior to the event’s broadcast. Interested parties unable to listen to the live call may access an archived version of the webcast on TVI’s website. The replay will be available for two months.

About TVI Corporation

TVI Corporation, located in Glenn Dale, Maryland, is a global supplier of rapidly deployable first responder systems for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. These systems include chemical and biological decontamination systems, infection control systems, and powered air respirator systems for individuals. The Company’s core systems are fabric shelter structures, which employ the Company’s proprietary articulating frame. The Company also sells a line of thermal products, which includes targets, IFF (Identification Friend or Foe) devices, beacons and markers, and decoys.

During the past several years, TVI’s product line has expanded to include Chem/Bio Isolation systems for hospitals and first responders, trailerized first responder products, crime scene investigation systems for police, and mobile hospitals. TVI’s products, and others of their kind, represent integral components of a standard decontamination process.

The TVI designation is a service mark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill our revenue expectations; expected costs or charges, certain of which may be outside our control; the time and costs involved in the research, development, marketing and promotion for our products; the possible cancellation or non-fulfillment of existing orders or distributor commitments for our products; our ability to respond to product and other changes in the counter-terrorism, military, public safety and first responder communities; our ability to maintain and manage our growth; difficulties in integrating the operations, technologies and products of businesses we have acquired and may acquire; general economic and business conditions; adverse changes in governmental regulations; and competitive factors in our markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Richard Priddy, President & CEO (301)	352-8800 x210

Sharon Merrill Associates

Jim Buckley, Executive Vice President	(617) 542-5300

TVI CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2005 and 2004

(All data in thousands, except per share amounts)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,589	$13,054
Marketable securities	4,100	—
Accounts receivable - trade, net	8,016	4,418
Inventories, net	4,724	1,829
Deferred income tax assets	332	434
Other current assets	984	679

Total current assets	20,745	20,414

PROPERTY, PLANT AND EQUIPMENT, NET	4,346	2,506

OTHER ASSETS
Goodwill	15,731	554
Intangible assets, net	668	148
Other	48	48

Total other assets	16,447	750

TOTAL ASSETS	$41,538	$23,670

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable, trade	$3,208	$1,073
Accrued expenses	2,117	2,030
Income taxes payable	1,469	—

Total current liabilities	6,794	3,103

Deferred income tax liabilities	255	207

TOTAL LIABILITIES	7,049	3,310

MINORITY INTEREST	22	—

STOCKHOLDERS’ EQUITY
Preferred stock ($1 par value, -0- shares issued and outstanding)	—	—
Common stock
$0.01 per share par value; 98,800 shares authorized, 32,470 and 29,771 shares issued and outstanding at December 31, 2005 and 2004	324	298
Additional paid-in capital	23,676	14,633
Retained earnings	10,467	5,429

TOTAL STOCKHOLDERS’ EQUITY	34,467	20,360

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,538	$23,670

TVI CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Years Ended December 31, 2005 and 2004

(All data in thousands, except per share amounts)

(Unaudited)

	2005	2004
NET SALES	$32,836	$37,862

COST OF SALES	15,378	18,671

GROSS PROFIT	17,458	19,191

OPERATING EXPENSES
Selling, general and administrative expenses	8,368	7,931
Research and development expenses	1,089	1,009

Total operating expenses	9,457	8,940

OPERATING INCOME	8,001	10,251

INTEREST AND OTHER INCOME, NET	245	58

INCOME BEFORE TAXES	8,246	10,309

PROVISION FOR INCOME TAXES	3,214	3,867

INCOME BEFORE MINORITY INTEREST	5,032	6,442

MINORITY INTEREST IN LOSS OF SUBSIDIARY	6	—

NET INCOME	$5,038	$6,442

EARNINGS PER COMMON SHARE - BASIC	$0.166	$0.222

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,325	29,082

EARNINGS PER COMMON SHARE - DILUTED	$0.163	$0.211

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	30,844	30,520

TVI CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

(All data in thousands, except per share amounts)

(Unaudited)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,038	$6,442

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	617	277
Provision for deferred income taxes	52	159
Minority interest in net loss of subsidiary	(6)	—
Stock-based compensation expense	201	—
Changes in operating assets and liabilities:
Accounts receivable, trade	(2,310)	(204)
Inventory	(2,151)	199
Prepaid expenses and other current assets	(191)	(114)
Income taxes payable	795	—
Trade accounts payable and accrued liabilities	1,108	489
Other	18	(24)

Net cash provided by operating activities	3,171	7,224

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(431)	(269)
Purchases of marketable securities	(4,300)	—
Proceeds from sale of marketable securities	200	—
Purchases of property, plant and equipment	(1,416)	(1,981)
Acquisition of Safety Tech International, Inc., net of cash acquired	(8,352)	—

Net cash used in investing activities	(14,299)	(2,250)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of bank commitment fee and other	(37)	—
Proceeds from exercise of stock options	700	488

Cash provided by financing activities	663	488

Net increase (decrease) in cash and cash equivalents	(10,465)	5,462
Cash and cash equivalents at beginning of year	13,054	7,592

Cash and cash equivalents at end of year	$2,589	$13,054

TVI CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended December 31, 2005 and 2004

(All data in thousands, except per share amounts)

(Unaudited)

	2005	2004
NET SALES	$9,305	$9,771

COST OF SALES	4,597	4,659

GROSS PROFIT	4,708	5,112

OPERATING EXPENSES
Selling, general and administrative expenses	2,417	2,139
Research and development expenses	224	284

Total operating expenses	2,641	2,423

OPERATING INCOME	2,067	2,689

INTEREST AND OTHER INCOME, NET	44	13

INCOME BEFORE TAXES	2,111	2,702

PROVISION FOR INCOME TAXES	758	1,064

INCOME BEFORE MINORITY INTEREST	1,353	1,638

MINORITY INTEREST IN LOSS OF SUBSIDIARY	6	—

NET INCOME	$1,359	$1,638

EARNINGS PER COMMON SHARE - BASIC	$0.043	$0.055

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	31,497	29,737

EARNINGS PER COMMON SHARE - DILUTED	$0.043	$0.053

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	31,905	30,727